     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 3, 2000


                                                      REGISTRATION NO. 333-38106
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 7

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               McDATA CORPORATION
             (Exact name of Registrant as specified in its Charter)

               DELAWARE                                 3669                                84-1421844
   (STATE OR OTHER JURISDICTION OF          (PRIMARY STANDARD INDUSTRIAL                 (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE NUMBER)               IDENTIFICATION NUMBER)

                            310 INTERLOCKEN PARKWAY
                              BROOMFIELD, CO 80021
                                 (303) 460-9200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               JOHN F. MCDONNELL
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               McDATA Corporation
                            310 Interlocken Parkway
                              Broomfield, CO 80021
                                 (303) 460-9200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

       MARGARET A. BROWN, ESQ.                  PAUL T. DACIER, ESQ.              WILLIAM J. SCHNOOR, JR., ESQ.
   SKADDEN, ARPS, SLATE, MEAGHER &           SENIOR VICE PRESIDENT AND           TESTA, HURWITZ & THIBEAULT, LLP
               FLOM LLP                           GENERAL COUNSEL                       HIGH STREET TOWER
          ONE BEACON STREET                       EMC CORPORATION                        125 HIGH STREET
           BOSTON, MA 02180                      35 PARKWOOD DRIVE                       BOSTON, MA 02110
            (617) 573-4800                      HOPKINTON, MA 01748                       (617) 248-7000
                                                   (508) 435-1000

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.
                            ------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ____________
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement of the same offering. [ ] ____________
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement of the same offering. [ ] ____________
    If a delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses, other than underwriting discounts and commissions, expected to be incurred by us in connection with the issuance and distribution of the securities being registered under this registration statement are estimated to be as follows:

Securities and Exchange Commission registration fee.........    $   75,900*
NASD filing fees............................................        29,250*
The Nasdaq National Market listing fee......................        88,500*
Printing and engraving expenses.............................       700,000*
Legal fees and expenses.....................................       400,000*
Accounting fees and expenses................................       425,000*
Blue Sky fees and expenses (including legal fees)...........         5,000*
Registrar and Transfer agent fees...........................        10,000*
Miscellaneous...............................................       100,000*
                                                                ----------
  Total.....................................................    $1,833,650*
                                                                ==========

-------------------------
* Estimated

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporate Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. Our amended and restated certificate of incorporation and our amended and restated by-laws, provide that we shall indemnify our directors and officers to the fullest extent authorized or permitted by law.

     Our amended and restated certificate of incorporation further provides that our directors will not be personally liable to us or any stockholder for monetary damages for breach of fiduciary duty, except to the extent such exemption is not permitted by law. Section 102 of the Delaware General Corporate Law provides that officers and directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

     - any breach of their duty of loyalty to the corporation or its stockholders;

     - acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

     - unlawful payments of dividends or unlawful stock repurchases or redemption.

     This provision has no effect on any non-monetary remedies that may be available to us or our stockholders, nor does it relieve us or our officers or directors from compliance with federal or state securities laws.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

     Our amended and restated by-laws also permit us to purchase and maintain insurance on behalf of any officer or director for any liability arising out of his or her actions in such capacity, regardless of whether our by-laws would otherwise permit indemnification for that liability. We currently have directors' and officers' liability insurance which would indemnify our directors and officers against damages arising out of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as officers and directors.

     The underwriting agreement provides that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against some liabilities, including liabilities under the Securities Act of 1933. Reference is made to the form of underwriting agreement filed as Exhibit 1.1 hereto.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     In the three years preceding the filing of this registration statement, we have issued the securities set forth below that were not registered under the Securities Act of 1933. The share amounts and option exercise prices set forth below have been adjusted to give effect to the 2-for-1 stock split of the common stock to be effected prior to the closing of this offering.

  (a) Issuance of Capital Stock.

     On October 1, 1997, we sold 81,000,000 shares of our Class A common stock in exchange for substantially all of the assets of McDATA Holdings Corporation according to the terms of the Asset Transfer Agreement among us, McDATA Holdings Corporation and EMC Corporation dated as of October 1, 1997.

     On October 1, 1997, we sold 10,000,000 shares of our Class B common stock for an aggregate purchase price of $10,000,000.

     No underwriters were involved in the foregoing sales of securities. The sales of capital stock were made in reliance upon an exemption from registration under the Securities Act of 1933 provided by Section 4(2) of the Securities Act, and its related rules and regulations, regarding sales by an issuer not involving a public offering. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act of 1933.

  (b) Grants and Exercises of Stock Options.

     From October 1, 1997 through June 30, 2000, we granted stock options to purchase 17,910,700 shares of our Class B common stock at exercise prices ranging from $1.00 to $13.75 per share to employees and directors pursuant to our 1997 Stock Option Plan.

     From October 1, 1997 through June 30, 2000, we issued and sold an aggregate of 2,952,226 shares of our Class B common stock to employees and directors for aggregate consideration of $3,001,000 pursuant to exercises of options granted under our 1997 Stock Option Plan.

     The issuance of options and the issuance of Class B common stock upon the exercise of these options was exempt from registration under the Securities Act of 1933 either pursuant to Rule 701 under the Securities Act of 1933, as a transaction pursuant to a compensatory benefit plan, or pursuant to this Section 4(2) of the Securities Act of 1933, as a transaction by an issuer not involving a public offering. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act of 1933.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) EXHIBITS.

     Certain of the exhibits listed below have been renumbered from prior amendments to this Registration Statement. Those exhibits are identified below.


EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
 1.1*      Form of Underwriting Agreement
 3.1*      Amended and Restated Certificate of Incorporation of the
           Registrant
 3.2*      Amended and Restated By-laws of the Registrant
 4.1*      Form of Registrant's Class B Common Stock Certificate
 4.2*      Investors' Rights Agreement dated as of October 1, 1997 by and among the Registrant, EMC Corporation, McDATA Holdings
           Corporation and Certain Investors
 4.3*      Amendment No. 1 to the Investors' Rights Agreement dated May
           23, 2000 by and among the Registrant, McDATA Holdings
           Corporation and certain Investors
 5.1*      Opinion of Paul T. Dacier, Esq.
10.1*      Asset Transfer Agreement dated as of October 1, 1997 by and among the Registrant, EMC Corporation, and McDATA Holdings
           Corporation
10.2*      Investors' Rights Agreement dated as of October 1, 1997 by and among the Registrant, EMC Corporation, McDATA Holdings
           Corporation and certain Investors (see Exhibit 4.2)
10.3*      Amendment No. 1 to the Investors' Rights Agreement dated May
           23, 2000 by and among the Registrant, McDATA Holdings
           Corporation and certain Investors (see Exhibit 4.3)
10.4*      Services Agreement dated as of October 1, 1997 by and among
           EMC Corporation, McDATA Holdings Corporation and the
           Registrant
10.5*      Letter Agreement dated April 19, 1999 by and between the
           Registrant and McDATA Holdings Corporation
10.6*      Technology Rights Agreement dated as of October 1, 1997 by and among the Registrant, EMC Corporation and McDATA
           Holdings Corporation
10.7*      Amended and Restated Tax Sharing Agreement dated as of May
           31, 2000 by and among EMC Corporation, McDATA Holdings
           Corporation and the Registrant
10.8*      Form of Master Transaction Agreement to be entered into by and among the Registrant and EMC Corporation
10.9*      Form of Indemnification and Insurance Matters Agreement to
           be entered into by and among the Registrant and EMC
           Corporation
10.10*     Master Confidential Disclosure and License Agreement dated as of May 31, 2000 by and among the Registrant and EMC
           Corporation
10.11+     Reseller Agreement dated as of February 22, 2000 by and
           between International Business Machines Corporation and the
           Registrant
10.12*     Amendment Number One to the Resale Agreement dated June 30,
           2000 by and between International Business Machines
           Corporation and the Registrant (replaced Exhibit 10.12 in
           Amendment No. 1 to the Registration Statement filed on June
           13, 2000)
10.13+     OEM Purchase and License Agreement dated as of May 19, 2000 by and between EMC Corporation and the Registrant (replaced
           Exhibit 10.12 in the Registration Statement filed with the
           Commission on May 31, 2000 and previously listed as Exhibit
           10.12 in Amendment No. 1 to the Registration Statement filed
           June 13, 2000)

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
10.14+*    Development Agreement dated as of May 19, 2000 by and
           between EMC Corporation and the Registrant (previously
           listed as Exhibit 10.13 in Amendment No. 1 to the
           Registration Statement filed on June 13, 2000)
10.15+*    Manufacturing Agreement dated as of June 17, 1992 by and
           between SCI Systems, Inc. and the Registrant, Addendum
           Number 1 thereto, dated as of May 23, 1996 and Addendum
           Number 2 thereto, dated as of April 30, 1998 (previously
           listed as Exhibit 10.13 in the Registration Statement filed on May 31, 2000 and as Exhibit 10.14 in Amendment No. 1 to
           the Registration Statement filed on June 13, 2000)
10.16+     OEM and License Agreement dated as of April 27, 1999 by and between Brocade Communication Systems, Inc. and the
           Registrant (previously listed as Exhibit 10.14 in the
           Registration Statement filed on May 31, 2000 and as Exhibit
           10.15 in Amendment No. 1 to the Registration Statement filed on July 13, 2000)
10.17*     Lease dated September 12, 1997 by and between the Registrant and WHLNF Real Estate Limited Partnership (previously listed as Exhibit 10.15 in the Registration Statement filed on May
           31, 2000 and as Exhibit 10.16 in Amendment No. 1 to the
           Registration Statement filed on July 13, 2000)
10.18*     Lease dated November 2, 1999 by and between the Registrant and the Mills Family LLC (previously listed as Exhibit 10.16 in the Registration Statement filed on May 31, 2000 and as
           Exhibit 10.17 in Amendment No. 1 to the Registration
           Statement filed on July 13, 2000)
10.19*     Lease dated May 28, 1997 by and between the Registrant and
           1211486 Ontario Limited (previously listed as Exhibit 10.17 in the Registration Statement filed on May 31, 2000 and as
           Exhibit 10.18 in Amendment No. 1 to the Registration
           Statement filed on July 13, 2000)
10.20*     Form of Severance Agreement (previously listed as Exhibit
           10.18 in the Registration Statement filed on May 31, 2000
           and as Exhibit 10.19 in Amendment No. 1 to the Registration
           Statement filed on July 13, 2000)
10.21*     1997 Stock Option Plan (previously listed as Exhibit 10.19 in the Registration Statement filed on May 31, 2000 and as
           Exhibit 10.20 in Amendment No. 1 to the Registration
           Statement filed on July 13, 2000)
10.22*     Form of Stock Option Agreement for 1997 Stock Option Plan
           (previously listed as Exhibit 10.20 in the Registration
           Statement filed on May 31, 2000 and as Exhibit 10.21 in
           Amendment No. 1 to the Registration Statement filed on July
           13, 2000)
10.23*     Description of Registrant's Management Bonus Program
           (previously listed as Exhibit 10.21 in the Registration
           Statement filed on May 31, 2000 and as Exhibit 10.22 in
           Amendment No. 1 to the Registration Statement filed on July
           13, 2000)
21.1*      List of Subsidiaries of the Registrant
23.1*      Consent of PricewaterhouseCoopers LLP, Independent
           Accountants
23.2*      Consent of Counsel (included in Exhibit 5.1)
24.1*      Power of Attorney (included on the signature page in Part
           II, as previously filed with the Securities and Exchange
           Commission)
27.1*      Financial Data Schedule


-------------------------
 * Previously filed.

 + Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pending a request for confidential treatment.

     (b) FINANCIAL STATEMENT SCHEDULE(S).

     Schedule II -- Valuation and Qualifying Accounts.

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or it is shown in the consolidated financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in the denominations and registered in the names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes:

          (1) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 is deemed to be part of this registration statement as of the time it was declared effective.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus is deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, County of Boulder, State of Colorado, on the 2nd day of August, 2000.


                                          McDATA CORPORATION

                                          By:     /s/ JOHN F. MCDONNELL
                                            ------------------------------------
                                              John F. McDonnell
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.


                     SIGNATURE                                       TITLE                          DATE
                     ---------                                       -----                          ----
               /s/ JOHN F. MCDONNELL                 Chairman of the Board, President and      August 2, 2000
---------------------------------------------------    Chief Executive Officer (Principal
                 John F. McDonnell                     Executive Officer)

                 /s/ DEE J. PERRY                    Chief Financial Officer and Vice          August 2, 2000
---------------------------------------------------    President of Finance and
                   Dee J. Perry                        Administration (Principal Financial
                                                       and Chief Accounting Officer)

                         *                           Director                                  August 2, 2000
---------------------------------------------------
                David A. Donatelli

                         *                           Director                                  August 2, 2000
---------------------------------------------------
                 John W. Gerdelman

                         *                           Director                                  August 2, 2000
---------------------------------------------------
                Charles C. Johnston

                         *                           Director                                  August 2, 2000
---------------------------------------------------
                  D. Van Skilling

                         *                           Director                                  August 2, 2000
---------------------------------------------------
                 Thomas M. Uhlman

                         *                           Director                                  August 2, 2000
---------------------------------------------------
                Laurence G. Walker


*By: /s/ DEE J. PERRY
    --------------------------------
     Dee J. Perry
     attorney-in-fact

                                 EXHIBIT INDEX

     Certain of the exhibits listed below have been renumbered from prior amendments to this Registration Statement. Those exhibits are identified below.


EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
 1.1*      Form of Underwriting Agreement
 3.1*      Amended and Restated Certificate of Incorporation of the
           Registrant
 3.2*      Amended and Restated By-laws of the Registrant
 4.1*      Form of Registrant's Class B Common Stock Certificate
 4.2*      Investors' Rights Agreement dated as of October 1, 1997 by and among the Registrant, EMC Corporation, McDATA Holdings
           Corporation and Certain Investors
 4.3*      Amendment No. 1 to the Investors' Rights Agreement dated May
           23, 2000 by and among the Registrant, McDATA Holdings
           Corporation and certain Investors
 5.1*      Opinion of Paul T. Dacier, Esq.
10.1*      Asset Transfer Agreement dated as of October 1, 1997 by and among the Registrant, EMC Corporation, and McDATA Holdings
           Corporation
10.2*      Investors' Rights Agreement dated as of October 1, 1997 by and among the Registrant, EMC Corporation, McDATA Holdings
           Corporation and certain Investors (see Exhibit 4.2)
10.3*      Amendment No. 1 to the Investors' Rights Agreement dated May
           23, 2000 by and among the Registrant, McDATA Holdings
           Corporation and certain Investors (see Exhibit 4.3)
10.4*      Services Agreement dated as of October 1, 1997 by and among
           EMC Corporation, McDATA Holdings Corporation and the
           Registrant
10.5*      Letter Agreement dated April 19, 1999 by and between the
           Registrant and McDATA Holdings Corporation
10.6*      Technology Rights Agreement dated as of October 1, 1997 by and among the Registrant, EMC Corporation and McDATA
           Holdings Corporation
10.7*      Amended and Restated Tax Sharing Agreement dated as of May
           31, 2000 by and among EMC Corporation, McDATA Holdings
           Corporation and the Registrant
10.8*      Form of Master Transaction Agreement to be entered into by and among the Registrant and EMC Corporation
10.9*      Form of Indemnification and Insurance Matters Agreement to
           be entered into by and among the Registrant and EMC
           Corporation
10.10*     Master Confidential Disclosure and License Agreement dated as of May 31, 2000 by and among the Registrant and EMC
           Corporation
10.11+     Reseller Agreement dated as of February 22, 2000 by and
           between International Business Machines Corporation and the
           Registrant
10.12*     Amendment Number One to the Resale Agreement dated June 30,
           2000 by and between International Business Machines
           Corporation and the Registrant (replaced Exhibit 10.12 in
           Amendment No. 1 to the Registration Statement filed on June
           13, 2000)
10.13+     OEM Purchase and License Agreement dated as of May 19, 2000 by and between EMC Corporation and the Registrant (replaced
           Exhibit 10.12 in the Registration Statement filed with the
           Commission on May 31, 2000 and previously listed as Exhibit
           10.12 in Amendment No. 1 to the Registration Statement filed
           June 13, 2000)

EXHIBIT
NUMBER                       DESCRIPTION OF DOCUMENT
-------                      -----------------------
10.14+*    Development Agreement dated as of May 19, 2000 by and
           between EMC Corporation and the Registrant (previously
           listed as Exhibit 10.13 in Amendment No. 1 to the
           Registration Statement filed on June 13, 2000)
10.15+*    Manufacturing Agreement dated as of June 17, 1992 by and
           between SCI Systems, Inc. and the Registrant, Addendum
           Number 1 thereto, dated as of May 23, 1996 and Addendum
           Number 2 thereto, dated as of April 30, 1998 (previously
           listed as Exhibit 10.13 in the Registration Statement filed on May 31, 2000 and as Exhibit 10.14 in Amendment No. 1 to
           the Registration Statement filed on June 13, 2000)
10.16+     OEM and License Agreement dated as of April 27, 1999 by and between Brocade Communication Systems, Inc. and the
           Registrant (previously listed as Exhibit 10.14 in the
           Registration Statement filed on May 31, 2000 and as Exhibit
           10.15 in Amendment No. 1 to the Registration Statement filed on July 13, 2000)
10.17*     Lease dated September 12, 1997 by and between the Registrant and WHLNF Real Estate Limited Partnership (previously listed as Exhibit 10.15 in the Registration Statement filed on May
           31, 2000 and as Exhibit 10.16 in Amendment No. 1 to the
           Registration Statement filed on July 13, 2000)
10.18*     Lease dated November 2, 1999 by and between the Registrant and the Mills Family LLC (previously listed as Exhibit 10.16 in the Registration Statement filed on May 31, 2000 and as
           Exhibit 10.17 in Amendment No. 1 to the Registration
           Statement filed on July 13, 2000)
10.19*     Lease dated May 28, 1997 by and between the Registrant and
           1211486 Ontario Limited (previously listed as Exhibit 10.17 in the Registration Statement filed on May 31, 2000 and as
           Exhibit 10.18 in Amendment No. 1 to the Registration
           Statement filed on July 13, 2000)
10.20*     Form of Severance Agreement (previously listed as Exhibit
           10.18 in the Registration Statement filed on May 31, 2000
           and as Exhibit 10.19 in Amendment No. 1 to the Registration
           Statement filed on July 13, 2000)
10.21*     1997 Stock Option Plan (previously listed as Exhibit 10.19 in the Registration Statement filed on May 31, 2000 and as
           Exhibit 10.20 in Amendment No. 1 to the Registration
           Statement filed on July 13, 2000)
10.22*     Form of Stock Option Agreement for 1997 Stock Option Plan
           (previously listed as Exhibit 10.20 in the Registration
           Statement filed on May 31, 2000 and as Exhibit 10.21 in
           Amendment No. 1 to the Registration Statement filed on July
           13, 2000)
10.23*     Description of Registrant's Management Bonus Program
           (previously listed as Exhibit 10.21 in the Registration
           Statement filed on May 31, 2000 and as Exhibit 10.22 in
           Amendment No. 1 to the Registration Statement filed on July
           13, 2000)
21.1*      List of Subsidiaries of the Registrant
23.1*      Consent of PricewaterhouseCoopers LLP, Independent
           Accountants
23.2*      Consent of Counsel (included in Exhibit 5.1)
24.1*      Power of Attorney (included on the signature page in Part
           II, as previously filed with the Securities and Exchange
           Commission)
27.1*      Financial Data Schedule


-------------------------
 * Previously filed.

 + Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pending a request for confidential treatment.